Exhibit 10.30

AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

This Amendment No. 1 to the Loan and Security Agreement (this “Amendment”) is entered into as of May 1, 2022 (the “Effective Date”) by and between SQN VENTURE INCOME FUND II, LP, a Delaware limited partnership (together with its assigns, “Lender”), and TDG ACQUISITION COMPANY, LLC, a Delaware limited liability company (“Borrower”). The parties agree as follows:

RECITALS

A.            Lender and Borrower have entered into that certain Loan and Security Agreement dated September 30, 2020 (as amended to date prior to this Amendment, the “Original Loan Agreement” and as the same may from time to time be amended, modified, supplemented or restated, including as by this Amendment, the “Loan Agreement”).

B.            At Borrower’s request, Lender has agreed to make certain accommodations to Borrower in amending the Original Loan Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Definitions. Capitalized terms used but not defined in this Amendment, including its preamble and recitals, shall have the meanings given to them in the Loan Agreement.

2.             Amendments to the Original Loan Agreement. Borrower and Lender hereby amend the Original Loan Agreement as Follows:

(a)           Amendment to Maturity Date. The definition of “Maturity Date” in Schedule A is hereby amended to read in its entirety as “July 1, 2025; provided that if the applicable Interest-Only Period is extended to July 31, 2022, the Maturity Date shall automatically, with no further action required by the parties hereto, be extended to October 1, 2025.”

(b)           Amendment to Interest Definition. The definition of “Interest” in Schedule A of the Original Loan Agreement is hereby amended to read in its entirety as follows:

“From the Effective Date through May 31, 2022, the Initial Term Loan accrues interest on the outstanding principal balance at a fixed rate per annum of twelve and one half percent (12.50%). Beginning June 1, 2022 and continuing thereafter, the Initial Term Loan accrues interest on the outstanding principal balance at a fixed rate per annum of fourteen percent (14.00%). Interest is computed on a 360 day year for the actual number of days elapsed.

Any amounts outstanding during the continuance of an Event of Default shall bear additional interest at the rate of five percent (5.00%) per annum”

(c)           Amendment to Interest-Only Period. The definition of “Interest-Only Period” in Schedule A of the Original Loan Agreement is hereby amended to read in its entirety as follows:

“Each of the following periods: (i) beginning on the Effective Date and ending on March 31, 2021, and (ii) beginning on May 1, 2022, and ending on July 31, 2022; provided that if Borrower receives $1,000,000 of net new money of (i) bona fide equity financing or (ii) subordinated debt between May 1, 2022, and July 31, 2022 (as determined by Lender in its reasonable discretion), the end of the latter Interest-Only Period shall automatically, with no further action required by the parties hereto, be extended to October 31, 2022.”

(d)           Amendment to Final Payment. The definition of “Final Payment” in Schedule A of the Original Loan Agreement is hereby amended to read in its entirety as “The parties agree that as of May 1, 2022, a Final Payment amount of Five Hundred Thirty Five Thousand Two Hundred Forty One Dollars and Five Cents ($535,241.05) shall be capitalized into additional outstanding principal under the Initial Term Loan and no additional Final Payment shall be due thereafter.”

(e)           Amendment to Repayment Provision. “Repayment” clause in Schedule A of the Original Loan Agreement is hereby amended to read in its entirety as follows:

“The Initial Term Loan shall be payable as follows:

If the Funding Date of the Initial Term Loans is not the first day of the month, Borrower shall pay Lender all interest, in advance, on the outstanding principal balance of the Initial Term Loans for the period from the Funding Date through the last day of the same month.

During the applicable Interest Only Periods (beginning on the Funding Date and May 1, 2022, respectively), beginning on the first day of the month following the Funding Date of the Initial Term Loans, interest shall be payable in advance from Borrower to Lender on the first day of each month.

Commencing on the first day of the first full month immediately following the end of the Interest Only Period, and continuing on the first day of each consecutive month thereafter, Borrower shall make thirteen (13) equal payments of Seventy Seven Thousand Nine Hundred Sixty Eight Dollars and Eighty Two Cents each in principal and interest in advance on the Initial Term Loans to Lender.

Commencing on August 1, 2022 (or November 1, 2022, if the applicable Interest-Only Period is extended), Borrower shall make thirty six (36) equal amortizing payments of principal and interest in advance on the Initial Term Loans to Lender.

On the Maturity Date, Borrower shall pay Lender all outstanding principal, all accrued unpaid interest related to the Initial Term Loans, and all other sums, including Lender Expenses, if any, that shall have become due and payable.”

(f)            Addition of Amendment Fee. The following “Amendment Fee” clause in shall be added to the Fees Section of Schedule A of the Original Loan Agreement to read in its entirety as follows: “Borrower will pay on May 1, 2022, a fully earned, non-refundable facility fee of Twelve Thousand Eighty Nine Dollars and Ninety Six Cents ($12,089.96).”

3.             Ratification of Loan Documents; Further Assurances.

(a)           Borrower acknowledges and agrees that (i) each of the Loan Documents remain in full force and effect in accordance with the original terms, except as expressly modified by this Amendment, (ii) the liens granted by the Borrower to Lender under the Loan Documents shall remain in place, unimpaired by the transactions contemplated by this Amendment, and Lender’s priority with respect thereto shall not be affected hereby or thereby, and (iii) the Loan Agreement and the other Loan Documents shall continue to secure all Obligations as stated therein except as expressly amended and modified by this Amendment.

(b)          Subject to the disclosure schedule set forth on Exhibit A, Borrower ratifies, reaffirms, restates and incorporates by reference all of its representations, warranties, covenants, and agreements made under the Loan Documents.

(c)          Borrower hereby ratifies, confirms, and reaffirms that the Obligations include, without limitation, the Loan, and any future modifications, amendments, substitutions or renewals thereof.

(d)          Borrower hereby agrees that this Amendment is the legal, valid and binding obligation of Borrower, enforceable against Borrower, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(e)          Borrower and Lender confirm that, subject to this Amendment, neither party has heretofore waived or modified, and has not agreed to waive or modify, any term of the Loan Documents, and any actions that Borrower takes or fails to take (including the expenditure of any funds) is voluntary, informed and taken at its own risk.

(f)           Borrower shall, from and after the execution of this Amendment, execute and deliver to Lender whatever additional documents, instruments, and agreements that Lender may reasonably require in order to perfect the Collateral granted in the Loan Agreement more securely in Lender and to otherwise give effect to the terms and conditions of this Amendment.

4.            Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

(a)           This Amendment shall be executed by all parties and delivered to Lender;

5.            RELEASE OF CLAIMS. FOR AND IN CONSIDERATION OF LENDER’S AGREEMENTS CONTAINED HEREIN, BORROWER, TOGETHER WITH ITS, SUCCESSORS AND ASSIGNS (INDIVIDUALLY AND COLLECTIVELY, “RELEASORS”) HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER WAIVES AND DISCHARGES LENDER AND EACH OF ITS RESPECTIVE PARENTS, DIVISIONS, SUBSIDIARIES, AFFILIATES, MEMBERS, MANAGERS, PARTICIPANTS, PREDECESSORS, SUCCESSORS, AND ASSIGNS, AND EACH OF THEIR RESPECTIVE CURRENT AND FORMER DIRECTORS, OFFICERS, SHAREHOLDERS, MEMBERS, MANAGERS, PARTNERS, AGENTS, AND EMPLOYEES, AND EACH OF THEIR RESPECTIVE PREDECESSORS, SUCCESSORS, HEIRS, AND ASSIGNS (INDIVIDUALLY AND COLLECTIVELY, THE “RELEASED PARTIES”) FROM ALL POSSIBLE CLAIMS, COUNTERCLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES AND LIABILITIES WHATSOEVER, WHETHER KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT OR CONDITIONAL, OR AT LAW OR IN EQUITY, IN ANY CASE ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE EFFECTIVE DATE THAT ANY OF THE RELEASORS MAY NOW HAVE AGAINST THE RELEASED PARTIES, IF ANY, IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, INCLUDING WITHOUT LIMITATION ARISING DIRECTLY OR INDIRECTLY FROM THE LOAN, ANY PRIOR OR EXISTING LOANS BETWEEN RELEASORS ANY RELEASED PARTIES, ANY OF THE LOAN DOCUMENTS, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER ANY OF THE LOAN DOCUMENTS, AND/OR NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE. EACH OF THE RELEASORS WAIVES THE BENEFITS OF ANY LAW INCLUDING SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH MAY PROVIDE IN SUBSTANCE: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY IT MUST HAVE MATERIALLY AFFECTED ITS SETTLEMENT WITH THE DEBTOR.”

By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Lender with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Lender to enter into this Amendment, and that Lender would not have done so but for Lender’s expectation that such release is valid and enforceable in all events.

Borrower hereby represents and warrants to Lender, and Lender is relying thereon, as follows:

(a)           Except as expressly stated in this Amendment, neither Lender nor any agent, employee or representative of Lender has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Amendment.

(b)           Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.

(c)           The terms of this Amendment are contractual and not a mere recital.

(d)          This Amendment has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Amendment is signed freely, and without duress, by Borrower.

(e)           Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Lender, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

6.             JURY TRIAL. BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION (I) ARISING UNDER THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT OR ANY RELATED AGREEMENT OR (II) IN ANY WAY RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS EVIDENCED HEREBY OR THEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND BORROWER HEREBY AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 6 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

7.             Entire Agreement. This Amendment shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of Lender and its respective successors and assigns. This Amendment and all documents, instruments, and agreements executed in connection herewith incorporate all of the discussions and negotiations between Borrower and Lender, either expressed or implied, concerning the matters included herein and in such other documents, instruments and agreements, any statute, custom, or usage to the contrary notwithstanding. No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof. No modification, amendment, or waiver of any provision of this Amendment, or any provision of any other document, instrument, or agreement between Borrower and Lender shall be effective unless executed in writing by the party to be charged with such modification, amendment, or waiver, and if such party be Lender, then by a duly authorized officer thereof.

8.            Advice of Counsel. The Lender and the Borrower have prepared this Amendment and all documents, instruments, and agreements incidental hereto with the aid and assistance of their respective counsel. Accordingly, all of them shall be deemed to have been drafted by the Lender and the Borrower and shall not be construed against the Lender or the Borrower

9.             Illegality or Unenforceability. Any determination that any provision or application of this Amendment is invalid, illegal, or unenforceable in any respect, or in any instance, shall not affect the validity, legality, or enforceability of any such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Amendment.

10.           Consistent Changes; Conflicts. The Loan Documents are hereby amended wherever necessary to reflect the changes described above. To the extent any term or provision herein conflicts with any term or provision contained in any of the Loan Documents, the term or provision provided for herein shall control.

11.           Continuing Validity. Borrower understands and agrees that in entering into this Amendment, Lender is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Loan Documents. Except as expressly modified pursuant to this Amendment, the terms of the Loan Documents remain unchanged and in full force and effect. Nothing in this Amendment shall constitute a satisfaction of the Obligations. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Amendment. The terms of this Section 11 apply not only to this Amendment, but also to all subsequent loan modification agreements.

12.           No Waiver. This Amendment is not applicable to any Event of Default under any Loan Document arising after the Effective Date or as a result of the transactions contemplated hereby.

13.           Reservation of Rights. Lender hereby reserves all rights and remedies under the Loan Documents, at law, in equity or otherwise.

14.           Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the heirs, successors, and permitted assigns of the parties.

15.           Governing Law and Jurisdiction. This Amendment shall be construed and enforced in accordance with the terms of the laws of the State of New York without regard to its conflicts of laws principles. If any provision of this Amendment is not enforceable, the remaining provisions of the Amendment shall be enforced in accordance with their terms. Borrower, and Lender represent and warrant to each other that each is duly authorized to execute and deliver this Amendment on their respective behalves.

16.           Counterparts. This Amendment may be executed in two or more counterparts each of which shall constitute an original and all of which shall, when taken together, constitute one and the same agreement, notwithstanding that all parties may not have signed all counterparts of this Amendment.

[Signatures Appear on the Following Page]

IN WITNESS WHEREOF, the parties hereto have executed, or caused this Amendment to be executed by the respective officer or authorized signatory thereunto duly authorized, as of the date first written above.

Borrower:

TDG ACQUISITION COMPANY, LLC

By:	/s/ Andrew Behe
Name:	Andrew Behe
Title:	Chief Operating Officer

Lender:

SQN VENTURE INCOME FUND II, LP

By:	/s/ Ryan McCalley
Name:	Ryan McCalley
Title:	Managing Partner

EXHIBIT A

AMENDED AND RESTATED PROMISSORY NOTE

Note No. 01

$1,744,237.04	May 1, 2022
San Francisco, California

The undersigned (“Borrower”) promises to pay to the order of SQN VENTURE INCOME FUND II, LP, a Delaware limited partnership (“Lender”), at its office at 100 Arboretum Drive, Suite 105, Portsmouth, New Hampshire 03801, or at such other place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of One Million Seven Hundred Forty Four Thousand Two Hundred Thirty Seven Dollars and Four Cents ($1,744,237.04), with interest thereon (i) from the date hereof until May 31, 2022 at a fixed rate per annum of twelve and one half percent (12.50%), and (ii) from June 1, 2022 until maturity, whether scheduled or accelerated, at a fixed rate per annum of fourteen percent (14.00%) (the “Designated Rate”), according to the payment schedule described herein, except as otherwise provided herein.

This Note is one of the Promissory Notes referred to in, and is entitled to all the benefits of, a Loan and Security Agreement dated as of September 30, 2020, between Borrower and Lender (as amended by that certain Amendment No. 1 to Loan and Security Agreement, dated as of the date hereof, as may be further amended, restated or supplemented from time to time, the “Agreement”). Each capitalized term not otherwise defined herein shall have the meaning set forth in the Agreement. The Agreement contains provisions for the acceleration of the maturity of this Note upon the happening of certain stated events. This Promissory Note amends and restates that certain Promissory Note, dated as of September 30, 2020, by Borrower for benefit of Lender.

Principal of and interest on this Note shall be payable as follows:

On the Funding Date, Borrower shall pay interest only at a rate of 12.50% per month, in advance, on the outstanding principal balance of this Note for the period from the Funding Date through May 31, 2022, in the amount of Twelve Thousand Five Hundred Ninety Three Dollars and Seventy One Cents ($12,593.71).

Commencing on June 1, 2021. and continuing on the first day of each consecutive month thereafter until July 31, 2022 (October 31, 2022, if the applicable Interest-Only Period is extended pursuant to the terms of the Agreement), interest only at the Designated Rate shall be payable, in advance, in two (2) equal consecutive monthly installments (five (5), if the applicable Interest-Only Period is extended pursuant to the terms of the Agreement) of Twenty Thousand Three Hundred Forty Nine Dollars and Forty Three Cents ($20,349.43) each.

Commencing on August 1, 2022 (November 1, 2022, if the applicable Interest-Only Period is extended pursuant to the terms of the Agreement)), and continuing on the first day of each consecutive month thereafter, principal and interest at the Designated Rate shall be payable, in advance, in thirty six (36) equal consecutive monthly installments equal consecutive monthly installments of Fifty Nine Thousand Six Hundred Thirteen Dollars and Eighty Nine Cents ($59,613.89) each.

Any unpaid expenses, fees, interest and principal shall be due and payable on the Maturity Date.

This Note may be prepaid only as permitted in the Agreement.

Any unpaid payments of principal or interest on this Note shall bear interest from their respective maturities, whether scheduled or accelerated, at a rate per annum equal to the five percent (5%) above the Designated Rate. Borrower shall pay such interest on demand.

Interest, charges and fees shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. In no event shall Borrower be obligated to pay interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

If Borrower is late in making any payment under this Note by more than five (5) Business Days, Borrower agrees to pay a “late charge” of five percent (5%) of the installment due, but not less than fifty dollars ($50) for any one such delinquent payment. This late charge may be charged by Lender for the purpose of defraying the expenses incidental to the handling of such delinquent amounts. Borrower acknowledges that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Note and represents a fair and reasonable estimate of the costs that will be sustained by Lender due to the failure of Borrower to make timely payments. Borrower further agrees that proof of actual damages would be costly and inconvenient. Such late charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid or to declare a default under this Note or any of the other Loan Documents or from exercising any other rights and remedies of Lender.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York without reference to its conflict of laws principles.

TDG ACQUISITION COMPANY, LLC

By:
Name:
Its: